UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

VIPER POWERSPORTS INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445
(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities

     On September 23, 2011, Viper Powersports Inc. (the “Company”) issued a total of 3,825,000 shares of common stock to nine persons in consideration for various services rendered to the Company primarily involved in the recent move of its headquarters and operations to Auburn, Alabama.  This issuance of common stock included 2,500,000 shares to John Silseth, Chief Executive Officer, related to his successfully effecting the Ilmor engine joint venture and the move to Auburn;  200,000 shares to Timothy Kling, Chief Financial Officer, representing a hiring bonus;  a total of 300,000 shares to three newly hired management employees representing hiring bonuses;  200,000 shares to a key management employee relating to his move to Auburn including establishing production activities at the new Auburn facility;  25,000 shares to a former officer as part of a severance agreement;  and a total of 600,000 shares to two non-management shareholders for financing and consulting services.

     This issuance of common stock was a non-public offering not involving any general solicitation whereby these nine persons received such securities for investment with standard restrictive legends on the related stock certificates, and was effected in reliance upon the exemption from registration contained in Section 4(2) of the federal Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2011	Viper Powersports Inc.

	By:	/s/ Timothy Kling
Timothy Kling
Chief Financial Officer